EXHIBIT 10.33

                               FIRST AMENDMENT TO
                          RELOCATION EXPENSES AGREEMENT

     This First Amendment to Relocation Expenses Agreement (this "Amendment") is made on May 14, 2004 ("Amendment Date"), between Aerospace Products International, Inc., a Delaware corporation, 3778 Distriplex Drive North, Memphis, TN 38118 (the "Company"), and Paul J. Fanelli, an individual, c/o Aerospace Products International, Inc., 3778 Distriplex Drive North, Memphis, TN 38118 (the "Executive").

     WHEREAS, the parties hereto have previously entered into a certain Relocation Expenses Agreement ("Expenses Agreement") is dated as of February 16, 2004,), the all the terms and conditions of which are incorporated by reference into this Amendment; and

     WHEREAS, the parties hereto wish to amend the Expenses Agreement;

     NOW, THEREFORE, taking into account the foregoing and in consideration of the mutual promises and conditions contained herein, the parties hereto agree as follows, effective as of May 14, 2004:

     I. Section 3 of the Expenses Agreement is as of the Amendment Date revoked and replaced in its entirety by the following provisions:

     3. While you are on initial assignment in the Memphis vicinity, API will provide you with Temporary Living Expense Reimbursement, for yourself only, for the earlier of either September 11, 2004 or until your family's relocation is completed. Such reimbursement shall include your reasonable expenses of lodging, meals, local transportation, laundry, and other items, in similar nature and amounts to your temporary living expenses practices to date, and shall be paid only in accordance with API's regular policies and procedures for Temporary Living Expense Reimbursement.

     II. All other terms and conditions of the Expenses Agreement shall continue to remain in full force and effect. No notice of this First Amendment need be served pursuant to Section V.1 of the EEA.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Amendment Date.

AEROSPACE PRODUCTS                          PAUL J. FANELLI
INTERNATIONAL, INC.                         an individual
a Delaware corporation

By:     /s/ Michael C. Culver               /s/ Paul J. Fanelli
        -------------------------           --------------------------
Title:  Chairman of API


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